UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Compensatory Arrangements

The Employment Agreement between the Company and Craig F. Maier that went into effect on May 28, 2006 was amended with the approval of the Board of Directors on June 7, 2006. The amendment deleted the provision for annual awards of stock options to be granted when certain levels of pretax earnings are achieved. In its place, a new provision was added allowing additional annual contributions to be made to the trust established for the benefit of Mr. Maier under the Frisch’s Restaurants, Inc. Nondeferred Cash Balance Plan when certain levels of pretax earnings are achieved.

The Frisch’s Restaurants, Inc. Nondeferred Cash Balance Plan that went into effect January 1, 2000 was also amended with the approval of the Board of Directors on June 7, 2006 to allow the Plan to accept contributions required by provisions of employment agreements in addition to regular contributions that may be due.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

99.1	First Amendment (to be effective May 28, 2006) to the Employment Agreement between the Company and Craig F. Maier that went into effect on May 28, 2006, is filed herewith

99.2	First Amendment (to be effective June 6, 2006) to the Frisch’s Restaurants, Inc. Nondeferred Cash Balance Plan that went into effect January 1, 2000, is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE June 8, 2006

	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President - Finance and
Principal Financial Officer